EXHIBIT (E) (III) UNDER FORM N-1A
                                               EXHIBIT 1 UNDER ITEM 601/REG. S-K


                              DISTRIBUTOR'S CONTRACT

          AGREEMENT made this 24th day of October, 1997, by and between those Investment Companies on behalf of the Portfolios and Classes of Shares listed on Schedule A to Exhibit 1, as may be amended from time to time, having their principal place of business at Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779, and who have approved this form of Agreement, and FEDERATED SECURITIES CORP. ("FSC"), a Pennsylvania Corporation. Each of the Exhibits hereto is incorporated herein in its entirety and made a part hereof. In the event of any inconsistency between the terms of this Agreement and the terms of any applicable Exhibit, the terms of the applicable Exhibit shall govern.

          In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

   1. Each of the Investment Companies hereby appoint FSC as agent to sell and distribute shares of the Investment Companies which may be offered in one or more series (the "Funds") consisting of one or more classes (the "Classes") of shares (the "Shares"), as described and set forth on one or more exhibits to this Agreement, at the current offering price thereof as described and set forth in the current Prospectuses of the Funds. FSC hereby accepts such appointment and agrees to provide such other services for the Investment Companies, if any, and accept such compensation from the Investment Companies, if any, as set forth in the applicable exhibits to this Agreement.

   2. The sale of any Shares may be suspended without prior notice whenever in the judgment of the applicable Investment Company it is in its best interest to do so.

   3. Neither FSC nor any other person is authorized by the Investment Companies to give any information or to make any representation relative to any Shares other than those contained in the Registration Statement, Prospectuses, or Statements of Additional Information ("SAIs") filed with the Securities and Exchange Commission, as the same may be amended from time to time, or in any supplemental information to said Prospectuses or SAIs approved by the Investment Companies. FSC agrees that any other information or representations other than those specified above which it or any dealer or other person who purchases Shares through FSC may make in connection with the offer or sale of Shares, shall be made entirely without liability on the part of the Investment Companies. No person or dealer, other than FSC, is authorized to act as agent for the Investment Companies for any purpose. FSC agrees that in offering or selling Shares as agent of the Investment Companies, it will, in all respects, duly conform to all applicable state and federal laws and the rules and regulations of the National Association of Securities Dealers, Inc., including its Rules of Fair Practice. FSC will submit to the Investment Companies copies of all sales literature before using the same and will not use such sales literature if disapproved by the Investment Companies.

   4. This Agreement is effective with respect to each Class as of the date of execution of the applicable exhibit and shall continue in effect with respect to each Class presently set forth on an exhibit and any subsequent Classes added pursuant to an exhibit during the initial term of this Agreement for one year from the date set forth above, and thereafter for successive periods of one year if such continuance is approved at least annually by the Trustees/Directors of the Investment Companies including a majority of the members of the Board of Trustees/Directors of the Investment Companies who are not interested persons of the Investment Companies and have no direct or indirect financial interest in the operation of any Distribution Plan relating to the Investment Companies or in any related documents to such Plan ("Disinterested Trustees/Directors") cast in person at a meeting called for that purpose. If a Class is added after the first annual approval by the Trustees/Directors as described above, this Agreement will be effective as to that Class upon execution of the applicable exhibit and will continue in effect until the next annual approval of this Agreement by the Trustees/Directors and thereafter for successive periods of one year, subject to approval as described above.

   5. This Agreement may be terminated with regard to a particular Fund or Class at any time, without the payment of any penalty, by the vote of a majority of the Disinterested Trustees/Directors or by a majority of the outstanding voting securities of the particular Fund or Class on not more than sixty (60) days' written notice to any other party to this Agreement.

   6. This Agreement may not be assigned by FSC and shall automatically terminate in the event of an assignment by FSC as defined in the Investment Company Act of 1940, as amended, provided, however, that FSC may employ such other person, persons, corporation or corporations as it shall determine in order to assist it in carrying out its duties under this Agreement.

   7. FSC shall not be liable to the Investment Companies for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed by this Agreement.

   8. This Agreement may be amended at any time by mutual agreement in writing of all the parties hereto, provided that such amendment is approved by the Trustees/Directors of the Investment Companies including a majority of the Disinterested Trustees/Directors of the Investment Companies cast in person at a meeting called for that purpose.

   9. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

   10.  (a)    Subject to the conditions set forth below, the Investment
               Companies agree to indemnify and hold harmless FSC and each person, if any, who controls FSC within the meaning of
               Section 15 of the Securities Act of 1933 and Section 20 of the
               Securities Act of 1934, as amended, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectuses or SAIs (as from time to time amended and supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Investment Companies about FSC by or on behalf of FSC expressly for use in the Registration Statement, any Prospectuses and SAIs or any amendment or supplement thereof.

               If any action is brought against FSC or any controlling person thereof with respect to which indemnity may be sought against any Investment Company pursuant to the foregoing paragraph, FSC shall promptly notify the Investment Company in writing of the institution of such action and the Investment Company shall assume the defense of such action, including the employment of counsel selected by the Investment Company and payment of expenses. FSC or any such controlling person thereof shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of FSC or such controlling person unless the employment of such counsel shall have been authorized in writing by the Investment Company in connection with the defense of such action or the Investment Company shall not have employed counsel to have charge of the defense of such action, in any of which events such fees and expenses shall be borne by the Investment Company. Anything in this paragraph to the contrary notwithstanding, the Investment Companies shall not be liable for any settlement of any such claim of action effected without their written consent. The Investment Companies agree promptly to notify FSC of the commencement of any litigation or proceedings against the Investment Companies or any of their officers or Trustees/Directors or controlling persons in connection with the issue and sale of Shares or in connection with the Registration Statement, Prospectuses, or SAIs.

        (b) FSC agrees to indemnify and hold harmless the Investment Companies, each of its Trustees/Directors, each of its officers who have signed the Registration Statement and each other person, if any, who controls the Investment Companies within the meaning of Section 15 of the Securities Act of 1933, but only with respect to statements or omissions, if any, made in the Registration Statement or any Prospectus, SAI, or any amendment or supplement thereof in reliance upon, and in conformity with, information furnished to the Investment Companies about FSC by or on behalf of FSC expressly for use in the Registration Statement or any Prospectus, SAI, or any amendment or supplement thereof. In case any action shall be brought against any Investment Company or any other person so indemnified based on the Registration Statement or any Prospectus, SAI, or any amendment or supplement thereof, and with respect to which indemnity may be sought against FSC, FSC shall have the rights and duties given to the Investment Companies, and the Investment Companies and each other person so indemnified shall have the rights and duties given to FSC by the provisions of subsection (a) above.

        (c) Nothing herein contained shall be deemed to protect any person against liability to the Investment Companies or their shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the duties of such person or by reason of the reckless disregard by such person of the obligations and duties of such person under this Agreement.

        (d) Insofar as indemnification for liabilities may be permitted pursuant to Section 17 of the Investment Company Act of 1940, as amended, for Trustees/Directors, officers, FSC and controlling persons of the Investment Companies by the Trustees/Directors pursuant to this Agreement, the Investment Companies are aware of the position of the Securities and Exchange Commission as set forth in the Investment Company Act Release No. IC-11330. Therefore, the Investment Companies undertakes that in addition to complying with the applicable provisions of this Agreement, in the absence of a final decision on the merits by a court or other body before which the proceeding was brought, that an indemnification payment will not be made unless in the absence of such a decision, a reasonable determination based upon factual review has been made (i) by a majority vote of a quorum of non-party Disinterested Trustees/Directors, or (ii) by independent legal counsel in a written opinion that the indemnitee was not liable for an act of willful misfeasance, bad faith, gross negligence or reckless disregard of duties. The Investment Companies further undertakes that advancement of expenses incurred in the defense of a proceeding (upon undertaking for repayment unless it is ultimately determined that indemnification is appropriate) against an officer, Trustees/Directors, FSC or controlling person of the Investment Companies will not be made absent the fulfillment of at least one of the following conditions: (i) the indemnitee provides security for his undertaking; (ii) the Investment Companies is insured against losses arising by reason of any lawful advances; or (iii) a majority of a quorum of non-party Disinterested Trustees/Directors or independent legal counsel in a written opinion makes a factual determination that there is reason to believe the indemnitee will be entitled to indemnification.

   ="*trust" "11.FSC is hereby expressly put on notice of the limitation of liability as set forth in the Declaration of Trust and agrees that the obligations assumed by the Trust pursuant to this Agreement shall be limited in any case to the Trust and its assets and FSC shall not seek satisfaction of any such obligation from the shareholders of the Trust, the Trustees, officers, employees or agents of the Trust, or any of them. " ""

   11. If at any time the Shares of any Fund are offered in two or more Classes, FSC agrees to adopt compliance standards as to when a class of shares may be sold to particular investors.

   12. This Agreement will become binding on the parties hereto upon the execution of the attached exhibits to the Agreement.



                                    Exhibit 1
                                      to the
                              Distributor's Contract

       The following provisions are hereby incorporated and made part of the Distributor's Contract (the "Distributor's Contract") dated October 24, 1997, between the Investment Companies and Federated Securities Corp. as principal distributor (the "Principal Distributor") with respect to the Class B Shares of the portfolios (the "Funds") set forth on the attached Schedule A. References herein to this Distributor's Contract refer to the Distributor's Contract as supplemented hereby and made applicable hereby to the Class B Shares of the Funds. In the event of any inconsistency between the terms of this Exhibit and the terms of the Distributor's Contract, the terms of this Exhibit will govern. Once effective in respect of the Class of Shares of any Fund set forth above, the Distributors Contract as amended by this Exhibit shall be effective in respect of all shares of such class outstanding whether issued prior to or after such effectiveness.

   1. The Investment Companies hereby appoints the Principal Distributor to engage in activities principally intended to result in the sale of Class B Shares ("Class B Shares") of each Fund. Pursuant to this appointment, the Principal Distributor is authorized to select a group of financial institutions ("Financial Institutions") to sell Class B Shares of a Fund at the current offering price thereof as described and set forth in the respective prospectuses of the Fund.

   2. (a)In consideration of the Principal Distributor's services under this Distributor's Contract in respect of each Fund the Investment Companies on behalf of the Fund agree: (I) to pay the Principal Distributor or at its direction its "Allocable Portion" (as hereinafter defined) of a fee (the "Distribution Fee") equal to 0.75 of 1% per annum of the average daily net asset value of the Class B Shares of the Fund outstanding from time to time, and (II) to withhold from redemption proceeds in respect of Class B Shares of the Fund such Principal Distributor's Allocable Portion of the Contingent Deferred Sales Charges ("CDSCs") payable in respect of such redemption as provided in the Prospectus for the Fund and to pay the same over to such Principal Distributor or at its direction at the time the redemption proceeds in respect of such redemption are payable to the holder of the Class B Shares redeemed.

       (b)The Principal Distributor will be deemed to have performed all services required to be performed in order to be entitled to receive its Allocable Portion of the Distribution Fee payable in respect of the Class B Shares of a Fund upon the settlement of each sale of a "Commission Share" (as defined in the Allocation Schedule attached hereto as Schedule B) of the Fund taken into account in determining such Principal Distributor's Allocable Portion of such Distribution Fees.

       (c)Notwithstanding anything to the contrary set forth in this Exhibit, the Distributor's Contract or (to the extent waiver thereof is permitted thereby) applicable law, the Investment Companies' obligation to pay the Principal Distributor's Allocable Portion of the Distribution Fees payable in respect of the Class B Shares of a Fund shall not be terminated or modified for any reason (including a termination of this Distributor's Contract as it relates to Class B Shares of a Fund) except to the extent required by a change in the Investment Company Act of 1940 (the "Act") or the Conduct Rules of the National Association of Securities Dealers, Inc., in either case enacted or promulgated after May 1, 1997, or in connection with a "Complete Termination" (as hereinafter defined) of the Distribution Plan in respect of the Class B Shares of a Fund.

       (d)The Investment Companies will not take any action to waive or change any CDSC in respect of the Class B Shares of a Fund, except as provided in the Investment Companies' prospectus or statement of additional information as in effect as of the date hereof without the consent of the Principal Distributor and the permitted assigns of all or any portion of its right to its Allocable Portion of the CDSCs.

       (e)Notwithstanding anything to the contrary set forth in this Exhibit, the Distributor's Contract, or (to the extent waiver thereof is permitted thereby) applicable law, neither the termination of the Principal Distributor's role as principal distributor of the Class B Shares of a Fund, nor the termination of this Distributor's Contract nor the termination of the Distribution Plan will terminate such Principal Distributor's right to its Allocable Portion of the CDSCs in respect of the Class B Shares of a Fund.

       (f)Notwithstanding anything to the contrary in this Exhibit, the Distributor's Contract, or (to the extent waiver thereof is permitted thereby) applicable law, the Principal Distributor may assign, sell or pledge (collectively, a "Transfer") its rights to its Allocable Portion of the Distribution Fees and CDSCs earned by it (but not its obligations to the Investment Companies under this Distributor's Contract) in respect of the Class B Shares of a Fund to raise funds to make the expenditures related to the distribution of Class B Shares of the Fund and in connection therewith upon receipt of notice of such Transfer, the Investment Companies shall pay, or cause to be paid to the assignee, purchaser or pledgee (collectively with their subsequent transferees, "Transferees") such portion of the Principal Distributor's Allocable Portion of the Distribution Fees and CDSCs in respect of the Class B Shares of the Fund so Transferred. Except as provided in
          (c) above and notwithstanding anything to the contrary set forth elsewhere in this Exhibit, the Distributor's Contract, or (to the extent waiver thereof is permitted thereby) applicable law, to the extent the Principal Distributor has Transferred its rights thereto to raise funds as aforesaid, the Investment Companies' obligation to pay to the Principal Distributor's Transferees the Principal Distributor's Allocable Portion of the Distribution Fees payable in respect of the Class B Shares of each Fund shall be absolute and unconditional and shall not be subject to dispute, offset, counterclaim or any defense whatsoever, including without limitation, any of the foregoing based on the insolvency or bankruptcy of the Principal Distributor (it being understood that such provision is not a waiver of the Investment Companies' right to pursue such Principal Distributor and enforce such claims against the assets of such Principal Distributor other than the Distributor's right to the Distribution Fees, CDSCs and servicing fees, in respect of the Class B Shares of any Fund which have been so transferred in connection with such Transfer). The Fund agrees that each such Transferee is a third party beneficiary of the provisions of this clause (f) but only insofar as those provisions relate to Distribution Fees and CDSCs transferred to such Transferee.

       (g)For purposes of this Distributor's Contract, the term
          Allocable Portion of Distribution Fees payable in respect of the Class B Shares of any Fund shall mean the portion of such Distribution Fees allocated to such Principal
          Distributor in accordance with the Allocation Schedule attached hereto as Schedule B.

       (h)For purposes of this Distributor's Contract, the term "Complete Termination" of the Plan in respect of any Fund means a termination of the Plan involving the complete cessation of the payment of Distribution Fees in respect of all Class B Shares of such Fund, and the termination of the distribution plans and the complete cessation of the payment of distribution fees pursuant to every other Distribution Plan pursuant to rule 12b-1 of the Investment Companies in respect of such Fund and any successor Fund or any Fund acquiring a substantial portion of the assets of such Fund and for every future class of shares which has substantially similar characteristics to the Class B Shares of such Fund including the manner of payment and amount of sales charge, contingent deferred sales charge or other similar charges borne directly or indirectly by the holders of such shares.

   3. The Principal Distributor may enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. The Principal Distributor, in its sole discretion, may pay Financial Institutions a lump sum fee on the settlement date for the sale of each Class B Share of the Fund to their clients or customers for distribution of such share. The schedules of fees to be paid such firms or Financial Institutions and the basis upon which such fees will be paid shall be determined from time to time by the Principal Distributor in its sole discretion.

   4. The Principal Distributor will prepare reports to the Board of Trustees/Directors of the Investment Companies on a quarterly basis showing amounts expended hereunder including amounts paid to Financial Institutions and the purpose for such expenditures.

       In consideration of the mutual covenants set forth in the Distributor's Contract between the Investment Companies and the Principal Distributor, the Principal Distributor and the Investment Companies hereby execute and deliver this Exhibit with respect to the Class B Shares of the Fund.

       Witness the due execution hereof this 24th day of October, 1997.


ATTEST:                              INVESTMENT COMPANIES (listed on Schedule A)

By: /s/ S. Elliott Cohan             By: /s/ John W. McGonigle
Title: Assistant Secretary`          Title: Executive Vice President


ATTEST:                              FEDERATED SECURITIES CORP.


By:  /s/ Leslie K. Platt             By: /s/ Byron F. Bowman
Title: Assistant Secretary           Title: Vice President

                                                             Schedule B
                                                             to the
                                                             Distributor's
                                                           Contract
                                                             for Class B Shares
                                                           of the
                                                             Federated Funds

                               ALLOCATION SCHEDULE

          Contingent Deferred Sales Charges and Asset Based Sales Charges related to Shares of each Fund shall be allocated among the existing Principal Distributor and any subsequent Principal Distributor in accordance with this Schedule B.

          Defined terms used in this Schedule B and not otherwise defined herein shall have the meaning assigned to them in the Distributor's Contract. As used herein the following terms shall have the meanings indicated:

          "Commission Share", means in respect of any Fund, each Share of such Fund, other than an Omnibus Share, which is issued under circumstances which would normally give rise to an obligation of the holder of such Share to pay a Contingent Deferred Sales Charge upon redemption of such Share (including, without limitation, any Share of such Fund issued in connection with a Permitted Free Exchange) and any such Share shall continue to be a Commission Share of such Fund prior to the redemption (including a redemption in connection with a Permitted Free Exchange) or conversion of such Share, even though the obligation to pay the Contingent Deferred Sales Charge may have expired or conditions for waivers thereof may exist.

          "Date of Original Issuance" means in respect of any Commission Share, the date with reference to which the amount of the Contingent Deferred Sales Charge payable on redemption thereof, if any, is computed.

          "Existing Distributor Cut-Off Date" means , in respect of any Fund, the last date on which the existing Principal Distributor acted as Principal Distributor of Shares of such Fund.

          "Free Share" means, in respect of any Fund, each Share of such Fund, other than a Commission Share or Omnibus Share (including, without limitation, any Share issued in connection with the reinvestment of dividends or capital gains).

          "Inception Date" means in respect of any Fund, the first date on which such Fund issued Shares.

          "Net Asset Value" means, (i) with respect to any Fund, as of the date any determination thereof is made, the net asset value of such Fund computed in the manner such value is required to be computed by such Fund in its reports to its shareholders, and (ii) with respect to any Share of such Fund as of any date, the quotient obtained by dividing: (A) the net asset value of such Fund (as computed in accordance with clause (i) above) allocated to Shares of such Fund (in accordance with the constituent documents for such Fund) as of such date, by (B) the number of Shares of such Fund outstanding on such date.

          "Omnibus Share" means, in respect of any Fund, a commission share sold by one of the Selling Agents listed on Exhibit I. If the Fund, the existing Principal Distributor and its Transferees and each subsequent Principal Distributor determine that the Seller's Transfer Agent is able to track all commission shares sold by any of the Selling Agents listed on Exhibit I in the same manner as Commission Shares are currently tracked in respect of Selling Agents not listed on Exhibit I, then Exhibit I shall be amended to delete such Selling Agent from Exhibit I so that commission shares sold by such Selling Agent will thereafter be treated as Commission Shares.

          "Subsequent Distributor Start-Up Date" means, in respect of any subsequent Principal Distributor and any Fund, the first date on which such subsequent Principal Distributor acted as principal distributor of Shares of such Fund.

          "Subsequent Distributor Cut-Off Date" means, in respect of any subsequent Principal Distributor and any Fund, the last date on which such subsequent Principal Distributor acted as principal distributor of Shares of such Fund.

  PART I: ATTRIBUTION OF SHARES

          Shares of each Fund, which are outstanding from time to time, shall be attributed to the existing Principal Distributor and any subsequent Principal Distributor in accordance with the following rules:

          (1)Commission Shares:

          (a)Commission Shares of any Fund attributed to the existing Principal Distributor shall be Commission Shares, the Date of Original Issuance of which occurred on or after the Inception Date of such Fund and on or prior to the Existing Distributor Cut-Off Date in respect of such Fund.

          (b)Commission Shares of any Fund attributed to any subsequent Principal Distributor shall be Commission Shares of such Fund, the Date of Original Issuance of which occurs after the Subsequent Distributor Start-Up Date and on or prior to the Subsequent Distributor Cut-Off Date.

          (c)A Commission Share of a particular Fund (the "Issuing Fund") issued in consideration of the investment of the proceeds of the redemption of a Commission Share of another Fund (the "Redeeming Fund") in connection with a Permitted Free Exchange, is deemed to have a Date of Original Issuance identical to the Date of Original Issuance of the Commission Share of the Redeeming Fund and any such Commission Share will be attributed to the existing Principal Distributor or a subsequent Principal Distributor based upon such Date of Original Issuance in accordance with rules (a) and (b) above.

          (d)A Commission Share redeemed other than in connection with a Permitted Free Exchange or converted to a Class A share is attributable to the existing Principal Distributor or a subsequent Principal Distributor based upon the Date of Original Issuance in accordance with rule (a), (b) and (c) above.

          (2)Omnibus Shares:

          Omnibus Shares of a Fund outstanding on any date shall be attributed to the existing Principal Distributor or a subsequent Principal Distributor, as the case may be, in the same proportion that outstanding Commission Shares of such Fund are attributed to it on such date.

  (3)     Free Shares:

          Free Shares of a Fund outstanding on any date shall be attributed to the existing Principal Distributor or a subsequent Principal Distributor, as the case may be, in the same proportion that the Commission Shares of such Fund outstanding on such date are attributed to it on such date.

  PART II:ALLOCATION OF CONTINGENT DEFERRED SALES CHARGES ("CDSCs")

          (1)CDSCs Related to the Redemption of Commission Shares:

          CDSCs in respect of the redemption of Commission Shares shall be allocated to the existing Principal Distributor or a subsequent Principal Distributor depending upon whether the related redeemed Commission Share is attributable to the existing Principal Distributor or such subsequent Principal Distributor, as the case may be, in accordance with Part I above.

          (2)CDSCs Related to the Redemption of Omnibus Shares:

          Aggregate CDSCs in respect of the redemption of Omnibus Shares of all Funds during any period shall be allocated to the existing Principal Distributor or a subsequent Principal Distributor in the same proportion that aggregate CDSCs related to Commission Shares of all Funds during such period were allocated to each thereof.

  PART III:ALLOCATION OF ASSET BASED SALES CHARGES

          Assuming that the Asset Based Sales Charge remains constant over time and among Funds so that Part IV hereof does not become operative:

          (1)The portion of the aggregate Asset Based Sales Charges accrued in respect of all Shares of all Funds during any calendar month allocable to the existing Principal Distributor or a subsequent Principal Distributor is determined by multiplying the total of such Asset Based Sales Charges by the following fraction:

                                   (A + C) / 2
                                   (B + D) / 2

  where:

   A = The aggregate Net Asset Value of all Shares of all Funds attributed to the existing Principal Distributor or such subsequent Principal Distributor, as the case may be, and outstanding at the beginning of such calendar month

   B = The aggregate Net Asset Value of all Shares of all Funds at the beginning of such calendar month

   C = The aggregate Net Asset Value of all Shares of all Funds attributed to the existing Principal Distributor or such subsequent Principal Distributor, as the case may be, and outstanding at the end of such calendar month

   D = The aggregate Net Asset Value of all Shares of all Funds at the end of such calendar month

          (2)If the Fund, the existing Principal Distributor and its Transferees and each subsequent Principal Distributor determine that the Transfer Agent is able to produce automated monthly reports which allocate the average Net Asset Value of the Commission Shares (or all Shares if available) of all Funds among the existing Principal Distributor and each subsequent Principal Distributor in a manner consistent with the methodology detailed in Part I and Part III(1) above, the portion of the Asset Based Sales Charges accrued in respect of all Shares of all Funds during a particular calendar month will be allocated to the existing Principal Distributor and each subsequent Principal Distributor by multiplying the total of such Asset Based Sales Charges by the following fraction:

                                    (A) / (B)

  where:

   A = Average Net Asset Value of all the Commission Shares (or all Shares if available) of all Funds for such calendar month attributed to the existing Principal Distributor or such subsequent Principal Distributor, as the case may be

   B = Total average Net Asset Value of all Commission Shares (or all Shares if available) of all Funds for such calendar month

PART IV: ADJUSTMENTS OF THE EXISTING PRINCIPAL DISTRIBUTOR'S AND EACH SUBSEQUENT PRINCIPAL DISTRIBUTOR'S ALLOCABLE SHARE OF ASSET BASED SALES CHARGES AND CONTINGENT DEFERRED SALES CHARGES

          The Parties to the Distributor's Contract recognize that, if the terms of any Distributor's Contract, any Distribution Plan, any Prospectus, the Conduct Rules or any other Applicable Law change disproportionately reduces, in a manner inconsistent with the intent of this Allocation Schedule the amount of the existing Principal Distributor's or any subsequent Principal Distributor's Allocable Portion of Asset Based Sales Charges or Contingent Deferred Sales Charges in respect of any Fund that would have been determined on the basis of this Allocation Schedule as of any date had no such change occurred, this Allocation Schedule in respect of the Shares relating to such Fund shall be adjusted by agreement among the Fund, the existing Principal Distributor and its Transferees and each subsequent Principal Distributor; provided, however, if the existing Principal Distributor, such Transferees, each subsequent Principal Distributor and such Fund cannot agree within thirty (30) days after the date of any such change, the Parties shall submit the question to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association and the decision reached by the arbitrator shall be final and binding on the Parties hereto.

                                    EXHIBIT I

                 SELLING AGENTS CURRENTLY OFFERING OMNIBUS SHARES


  1.      Merrill Lynch
  2.      Core-Link

                                  AMENDMENT TO
                              DISTRIBUTOR'S CONTRACT
                                     BETWEEN
                     THE FEDERATED FUNDS WITH CLASS B SHARES
                                       AND
                            FEDERATED SECURITIES CORP.

       This Amendment to the Distributor's Contract (the "Agreement") between the Federated Funds listed on Schedule A to the Agreement, (each a "Fund" and collectively, the "Funds") and Federated Securities Corp. ("Distributor") is made and entered into as of the 1st day of October, 2003.

       WHEREAS, each Fund has entered into the Agreement with the Distributor under and pursuant to which the Distributor is the principal underwriter of the shares of the Fund;

       WHEREAS, the Securities and Exchange Commission and the United States Treasury Department ("Treasury Department") have adopted a series of rules and regulations arising out of the USA PATRIOT Act (together with such rules and regulations, the "Applicable Law"), specifically requiring certain financial institutions, including the Funds and the Distributor, to establish a written anti-money laundering and customer identification program ("Program");

       WHEREAS, each of the Funds and the Distributor have established a Program and wish to amend the Agreement to reflect the existence of such Programs and confirm the allocation of responsibility for the performance of certain required functions;

       NOW, THEREFORE, the parties intending to be legally bound agree and amend the Agreement as follows:

   1. The Funds and the Distributor each represent, warrant and certify that they have established, and covenant that at all times during the existence of the Agreement they will maintain, a Program in compliance with Applicable Law.

   2. The Funds each represent and warrant that the Funds have entered into an amendment to the agreement with the transfer agent of the Funds, pursuant to which the transfer agent has agreed to perform all activities, including the establishment and verification of customer identities as required by Applicable Law or its Program, with respect to all customers on whose behalf Distributor maintains an account with the Funds.

   3. Distributor covenants that it will enter into appropriate amendments to selling or other agreements with financial institutions that establish and maintain accounts with the Funds on behalf of their customers, pursuant to which such financial institutions covenant to establish and maintain a Program with respect to those customers in accordance with Applicable Law.


  In all other respects, the Agreement first referenced above shall remain in full force and effect.

     WITNESS the due execution hereof as of the 1st day of October, 2003.

                              FEDERATED FUNDS WITH CLASS B SHARES
                              (LISTED ON SCHEDULE A TO THE AGREEMENT)

                              By:  /s/ John W. McGonigle
                              Name:  John W. McGonigle
                              Title:   Executive Vice President


                              FEDERATED SECURITIES CORP.

                              By:  /s/ James F. Getz
                              Name:  James F. Getz
                              Title:  President - Broker/Dealer

                                  AMENDMENT TO
                              DISTRIBUTOR'S CONTRACT
                                     BETWEEN
                       FEDERATED FUNDS WITH CLASS B SHARES
                                       AND
                            FEDERATED SECURITIES CORP.

       This Amendment to the Distributor's Contract ("Agreement") dated October 24, 1997, between those Federated Funds with Class B Shares listed on the Exhibit to the Agreement ("Fund") and Federated Securities Corp. ("Service Provider") is made and entered into as of the 1st day of June, 2001.

       WHEREAS, the Fund has entered into the Agreement with the Service
Provider;

       WHEREAS, the Securities and Exchange Commission has adopted Regulation S-P at 17 CFR Part 248 to protect the privacy of individuals who obtain a financial product or service for personal, family or household use;

       WHEREAS, Regulation S-P permits financial institutions, such as the Fund, to disclose "nonpublic personal information" ("NPI") of its "customers" and "consumers" (as those terms are therein defined in Regulation S-P) to affiliated and nonaffiliated third parties of the Fund, without giving such customers and consumers the ability to opt out of such disclosure, for the limited purposes of processing and servicing transactions (17 CFR {section} 248.14) ("Section 248.14 NPI"); for specified law enforcement and miscellaneous purposes (17 CFR {section} 248.15) ("Section 248.15 NPI") ; and to service providers or in connection with joint marketing arrangements (17 CFR {section} 248.13) ("Section
248.13 NPI");

       WHEREAS, Regulation S-P provides that the right of a customer and consumer to opt out of having his or her NPI disclosed pursuant to 17 CFR {section} 248.7 and 17 CFR {section} 248.10 does not apply when the NPI is disclosed to service providers or in connection with joint marketing arrangements, provided the Fund and third party enter into a contractual agreement that prohibits the third party from disclosing or using the information other than to carry out the purposes for which the Fund disclosed the information (17 CFR {section} 248.13);

       NOW, THEREFORE, the parties intending to be legally bound agree as follows:

   1. The Fund and the Service Provider hereby acknowledge that the Fund may disclose shareholder NPI to the Service Provider as agent of the Fund and solely in furtherance of fulfilling the Service Provider's contractual obligations under the Agreement in the ordinary course of business to support the Fund and its shareholders.

   2. The Service Provider hereby agrees to be bound to use and redisclose such NPI only for the limited purpose of fulfilling its duties and obligations under the Agreement, for law enforcement and miscellaneous purposes as permitted in 17 CFR {section}{section} 248.15, or in connection with joint marketing arrangements that the Funds may establish with the Service Provider in accordance with the limited exception set forth in 17 CFR {section} 248.13.

   3. The Service Provider further represents and warrants that, in accordance with 17 CFR {section} 248.30, it has implemented, and will continue to carry out for the term of the Agreement, policies and procedures reasonably designed to:
   * insure the security and confidentiality of records and NPI of Fund customers,
  * protect against any anticipated threats or hazards to the security or integrity of Fund customer records and NPI, and
  * protect against unauthorized access to or use of such Fund customer records or NPI that could result in substantial harm or inconvenience to any Fund customer.

1. The Service Provider may redisclose Section 248.13 NPI only to: (a) the Funds and affiliated persons of the Funds ("Fund Affiliates"); (b) affiliated persons of the Service Provider ("Service Provider Affiliates") (which in turn may disclose or use the information only to the extent permitted under the original receipt); (c) a third party not affiliated with the Service Provider of the Funds ("Nonaffiliated Third Party") under the service and processing ({section}248.14) or miscellaneous ({section}248.15) exceptions, but only in the ordinary course of business to carry out the activity covered by the exception under which the Service Provider received the information in the first instance; and (d) a Nonaffiliated Third Party under the service provider and joint marketing exception ({section}248.13), provided the Service Provider enters into a written contract with the Nonaffiliated Third Party that prohibits the Nonaffiliated Third Party from disclosing or using the information other than to carry out the purposes for which the Funds disclosed the information in the first instance.


2. The Service Provider may redisclose Section 248.14 NPI and Section 248.15 NPI to: (a) the Funds and Fund Affiliates; (b) Service Provider Affiliates (which in turn may disclose the information to the same extent permitted under the original receipt); and (c) a Nonaffiliated Third Party to whom the Funds might lawfully have disclosed NPI directly.

   3. The Service Provider is obligated to maintain beyond the termination date of the Agreement the confidentiality of any NPI it receives from the Fund in connection with the Agreement or any joint marketing arrangement, and hereby agrees that this Amendment shall survive such termination.


  WITNESS the due execution hereof this 1st day of June, 2001.

                              FEDERATED FUNDS WITH CLASS B SHARES
                              (LISTED ON THE EXHIBIT TO THE AGREEMENT)

                              By:/s/ John W. McGonigle
                              Name:  John W. McGonigle
                              Title:  Secretary


                              FEDERATED SECURITIES CORP.


                              By:/s/ David M. Taylor
                              Name:  David M. Taylor
                              Title:  Executive Vice President

                                   Schedule A

                             DISTRIBUTOR'S CONTRACT
Revised 3/1/07

Effective Date:        CLASS B SHARES OF:

                       FEDERATED MDT SERIES
3/1/07                     FEDERATED MDT LARGE CAP GROWTH FUND